EXHIBIT 99.1

FOR FURTHER INFORMATION:

Bill Hodges	Nichol Ochsner
Chief Financial Officer (919) 913-1030	Executive Director, Investor Relations & Corporate Communications
(919) 913-1030

POZEN REPORTS SECOND QUARTER 2015 RESULTS

-Strategic Merger with Tribute Pharmaceuticals Expected to Close in the 4Q 2015-
-Commercialization Plans for YOSPRALATM Underway-

Chapel Hill, N.C., August 10, 2015 — POZEN Inc. (NASDAQ: POZN), today announced results for the second quarter ended June 30, 2015. The Company highlighted important corporate, commercial, and regulatory updates from the quarter.

Total revenues resulting from VIMOVO® royalties for the three month period ended June 30, 2015, were $5.2 million, compared to total revenues of $7.4 million in the second quarter of 2014 that included $5.4 million of royalties and $2.0 million of amortization of the upfront fee for licensing of YOSPRALA, representing a decrease of thirty percent. Total revenues for the second quarter of 2015 increased 18% from the first quarter of 2015, reflecting royalty increases in both US and non-US markets.

As expected, operating expenses for the second quarter of 2015 increased due to certain transition and transactional costs and totaled $20.5 million, compared to $4.4 million for the comparable period in 2014. The increase in operating expenses in the second quarter of 2015 was primarily a result of transaction-related costs of $5.2 million; one time severance costs for the former CEO of $7.6 million; staff retention costs of $0.8 million; new hire costs of $0.7 million, YOSPRALA-related pre-commercialization costs of $1.1 million, patent litigation costs of $0.4 million, and $0.3 million other departmental costs.

The Company migrated the non-VIMOVO intellectual property to an Irish subsidiary in the second quarter and, as a result, generated taxable income in the U.S. that cannot be totally offset with net operating loss carryforwards.  Therefore, we have recorded $1.0 million in alternative minimum tax expense in the second quarter.  We will continue to assess our tax position as we move through the year.

Net loss for the second quarter of 2015 was ($16.3) million, or ($0.50) per share, compared to net income of $3.0 million, or $0.09 income per share on a diluted basis, for the second quarter of 2014. As of June 30, 2015, POZEN had cash and cash equivalents of $41.6 million, up $1.1 million from December 31, 2014. Accounts receivable totaled $5.2 million.

Total revenue resulting from VIMOVO royalties for the first half of 2015 were $9.6 million, compared to total revenue of $15.0 million in the first half of 2014 that included $10.0 million of royalties and $5.0 million from the amortization of the upfront fee for the licensing of YOSPRALA.

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Operating expenses for the first half of 2015 totaled $24.7 million, as compared to $9.1 million for the comparable period in 2014. The increase in operating expenses in the first half of 2015 was primarily a result of expenses related to the pending merger, one time severance costs for the former CEO and other costs as outlined in the second quarter results.

Net loss for the first half of 2015 was ($16.3) million or ($0.50) per share, compared to net income of $5.9 million, or $0.18 per share on a diluted basis, for the first half of 2014.

“We remain very excited about the prospects for Aralez Pharmaceuticals and we believe the corporate platform and committed capital to fund growth opportunities at the close of the transaction will position us well for our next phase of growth,” said Adrian Adams, Chief Executive Officer of POZEN Inc.  “On the business development front, we are actively assessing opportunities aligned with our growth strategy aimed to accelerate our transformation and drive stakeholder value. We continue to make progress toward building out our commercial organization, including the managed care and marketing analytics functions, with a strong focus on preparing for the expected commercialization and launch of YOSPRALA in 2016, pending FDA approval.”

Recent Corporate Milestones:
•	Announcement that POZEN formed POZEN Limited, a wholly owned Irish subsidiary and entered in to an Intangible Property Transfer Arrangement between POZEN Inc. and POZEN Limited in May 2015.
•
The active ingredient supplier of aspirin informed POZEN that they have submitted to the FDA a plan of corrective actions to address the matters raised in the FDA warning letter relating to the Form 483 inspection deficiencies.

•
Announcement that POZEN entered into an Agreement and Plan of Merger and Arrangement to acquire Tribute Pharmaceuticals Canada Inc. (“Tribute”) (TSXV:TRX or OTCQX:TBUFF), a Canadian specialty pharmaceutical company, in an all equity transaction. Upon completion of the acquisition, which is expected to occur in the fourth quarter of 2015, the combined company will be named Aralez Pharmaceuticals plc (“Aralez”) and domiciled in Ireland. Upon closing, Aralez is expected to trade on NASDAQ and TSX. The acquisition will create a premiere specialty pharmaceutical company with a broad portfolio of commercial products and a growth plan focused on innovative products and acquisitions and the commercialization of portfolio products primarily in the United States and Canada.

•
The Board of Directors appointed Adrian Adams to replace Dr. Plachetka as POZEN’s Chief Executive Officer and to serve on the Board of Directors. The Board of Directors also appointed Andrew I. Koven as President and Chief Business Officer.

•
Mark A. Glickman was appointed Chief Commercial Officer and Jennifer L. Armstrong was appointed Executive Vice President, Human Resources and Administration of POZEN. Scott Charles was appointed Senior Vice President of Finance and Eric L. Trachtenberg has been named Deputy General Counsel of POZEN, with the intention of becoming Chief Financial Officer and General Counsel, respectively, of Aralez Pharmaceuticals upon the completion of the pending merger between POZEN and Tribute.

Form S-4

On July 20, 2015, Aralez filed a registration statement on Form S-4 that includes a joint proxy statement/prospectus of POZEN and Aralez relating to the proposed business combination with Tribute.  Once declared effective by the SEC, POZEN plans to mail the joint proxy statement/prospectus to its stockholders in connection with the transaction. Stockholders are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information.  POZEN’s stockholders will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about POZEN, Aralez and transaction from POZEN in the future.

This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Second Quarter Results Webcast

POZEN will host a webcast today, August 10, 2015 at 2:00 p.m. (EDT) to present second quarter 2015 results and management’s outlook. The webcast can be accessed live and will be available for replay at www.pozen.com.

About POZEN

POZEN Inc. is a specialty pharmaceutical company that to date has historically focused on developing novel therapeutics for unmet medical needs and licensing those products to other pharmaceutical companies for commercialization. By utilizing a unique in-source model and focusing on integrated therapies, POZEN has successfully developed and obtained FDA approval of two self-invented products. Funded by these milestones/royalty streams, POZEN has created a portfolio of cost-effective, evidence-based integrated aspirin therapies designed to enable the full power of aspirin by reducing its GI damage.

POZEN’s common stock is traded under the symbol “POZN” on The NASDAQ Global Market. For more detailed company information, including copies of this and other press releases, please visit www.POZEN.com.

About YOSPRALA

POZEN has created a portfolio of investigational integrated aspirin therapies - the PA product platform. The products in the PA portfolio are being developed with the goal of significantly reducing GI ulcers and other GI complications compared to taking enteric-coated or plain aspirin alone.

The first candidates are YOSPRALA 81/40, containing 81 mg of aspirin, and YOSPRALA 325/40, containing 325 mg of aspirin. Both products are a coordinated-delivery tablet combining immediate-release omeprazole (40 mg), a proton pump inhibitor, layered around a pH-sensitive coating of an aspirin core. This novel, patented product is intended for oral administration once a day and an indication is being sought for use for the secondary prevention of cardiovascular disease in patients at risk for aspirin-induced gastric ulcers.

About VIMOVO

VIMOVO (naproxen / esomeprazole magnesium) is a fixed-dose combination of delayed-release enteric-coated naproxen, a non-steroidal anti-inflammatory drug (NSAID), and immediate-release esomeprazole magnesium, a stomach acid-reducing proton pump inhibitor (PPI), approved for the relief of signs and symptoms of osteoarthritis, rheumatoid arthritis and ankylosing spondylitis and to decrease the risk of developing gastric ulcers in patients at risk of developing NSAID-associated gastric ulcers. VIMOVO is not recommended for use in children younger than 18 years of age. VIMOVO is not recommended for initial treatment of acute pain because the absorption of naproxen is delayed compared to absorption from other naproxen-containing products. Controlled studies do not extend beyond six months. VIMOVO should be used at the lowest dose and for the shortest amount of time as directed by your health care provider.

For Full Prescribing Information see www.VIMOVO.com.

Cautionary Language Concerning Forward-Looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements under applicable securities laws, including, but not limited to, statements related to the anticipated consummation of the business combination transaction among Aralez, POZEN and Tribute and the timing and benefits thereof, the anticipated equity and debt financings and the closings thereof, the combined company's strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio, development programs and management structure, the proposed listing on the NASDAQ and TSX and other statements that are not historical facts. These forward-looking statements are based on POZEN's current assumptions and expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the parties ability to complete the combination and financings on the proposed terms and schedule; the parties ability to close the capital investment on the proposed terms and schedule; the combined company meeting the listing requirements on the NASDAQ and TSX; risk that Aralez may be taxed as a U.S. resident corporation;  risks associated with business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed transaction; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; and the possibility that if the combined company does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of the combined company's shares could decline, as well as other risks related to POZEN's and Tribute’s business, including  POZEN's inability to build, acquire or contract with a sales force of sufficient scale for the commercialization of YOSPRALA™ in a timely and cost-effective manner, the parties’ failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval of our product candidates (including YOSPRALA), including as a result of the need to conduct additional studies or due to issues with third-party manufacturers, or the failure to obtain such approval of POZEN’s product candidates for all expected indications, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of its product candidates; the inability to maintain or enter into, and the risks resulting from POZEN’s dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including its dependence on AstraZeneca and Horizon for the sales and marketing of VIMOVO, POZEN’s dependence on Patheon for the manufacture of YOSPRALA™ 81/40 and YOSPRALA™ 325/40 ; the ability of POZEN and Tribute to protect their intellectual property and defend their patents; regulatory obligations and oversight; and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in POZEN's SEC filings and reports, including in its Annual Report on Form 10-K for the year ended December 31, 2014 and Form 10-Q for the quarter ended March 31, 2015 in Tribute’s SEC filings and reports, including in its Annual Report on Form 10-K for the year ended December 31, 2014 and Form 10-Q for the quarter ended March 31, 2015 and in the registration statement on Form S-4 filed by Aralez on July 20, 2015. We undertake no duty or obligation to update any forward-looking statements contained in this presentation as a result of new information, future events or changes in their expectations.

Financial Tables to Follow…

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POZEN Inc.
Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Royalty revenue	$5,200,852	$5,419,306	$9,605,315	$9,967,982
Licensing revenue	―	2,000,000	―	5,000,000
Total revenue	5,200,852	7,419,306	9,605,315	14,967,982
Operating expenses:
Selling, general and administrative	18,193,441	2,500,223	21,455,762	5,323,741
Research and development	2,301,919	1,926,392	3,285,429	3,754,270
Total operating expenses	20,495,360	4,426,615	24,741,191	9,078,011
Other income:
Interest and other income /(loss), net	15,282	6,766	(170,708)	14,177
Net (loss) / income before taxes	(15,279,226)	2,999,457	(15,306,584)	5,904,148
Income tax expense	1,001,000	―	1,001,000	―
Net income (loss) attributable to common shareholders	$(16,280,226)	$2,999,457	$(16,307,584)	$5,904,148
Basic net (loss) / income per common share	$(0.50)	$0.10	$(0.50)	$0.19

Shares used in computing basic net (loss) / income per common share	32,436,818	31,022,557	32,348,194	30,883,261

Diluted net (loss) / income per common share	$(0.50)	$0.09	$(0.50)	$0.18

Shares used in computing diluted net (loss) / income per common share	32,436,818	32,604,123	32,348,194	32,458,718

POZEN Inc.
Balance Sheets
(Unaudited)

	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$41,649,875	$40,582,415
Investment in warrants	―	2,678,773
Accounts receivable	5,200,852	5,629,209
Prepaid expenses and other current assets	370,426	583,061
Total current assets	47,221,153	49,473,458
Equipment, net of accumulated depreciation	25,894	27,382
Noncurrent deferred tax asset	―	952,900
Total assets	$47,247,047	$50,453,740

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,247,435	$606,948
Accrued compensation	5,539,891	1,899,456
Accrued expenses	4,385,407	253,624
Current deferred tax liability	―	952,900
Total current liabilities	11,172,733	3,712,928

Long-term liabilities:
Accrued compensation	881,659	―
Total liabilities	12,054,392	3,712,928

Total stockholders’ equity	35,192,655	46,740,812
Total liabilities and stockholders’ equity	$47,247,047	$50,453,740

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